Stand-Still Letter Agreement


       This is a one hundred and fifty (150) day Stand-Still Agreement among Hondo Oil & Gas Company ("Hondo") (Hondo together with all of its direct and indirect subsidiaries, which include without limitation, Hondo Magdalena Oil and Gas Limited ("Magdalena"), Newhall Refining Company, Inc., and Via Verde Development Company, are collectively referred to herein as "Hondo"), Lonrho PLC., Thamesedge, Ltd., London Australian & General Property Company Limited (collectively, together with any of their respective affiliates, parent corporations and direct and indirect subsidiaries that assert claims against Hondo, "Lonrho"), and Amoco Colombia Petroleum Company ("Amoco").

       Amoco, Hondo  and Lonrho  agree to  enter into  a one  hundred and  fifty
       (150) day Stand-Still Period from May 15, 1998 until October 15, 1998 (the "Stand-Still Period") for the benefit of Hondo and all of their creditors in consideration of the following;

       (1) Hondo hereby assigns to Amoco, as Operator of the Opon field: (I) 100% of all reimbursements due to Hondo by Ecopetrol for the Opon Tier I Project well facilities and pipeline expenditures that will be received during the Stand-Still Period, and; (II) The following gas and liquids sale proceeds and tariff revenues attributable to natural gas and liquids sold to Ecopetrol and/or Termo Santander, S.C.A., E.S.P. during the months of April, May, June, July, and August, 1998, independently of when they are received: (a) 100% of Hondo's proceeds from the sales of natural gas and liquids to Ecopetrol, (b) 100% of Hondo's proceeds from the sales of natural gas to Termo Santander, S.C.A., E.S.P., and (c) 100% of Hondo's tariff revenues from the Opon Tier 1 Pipeline; (all of the above hereinafter the "Assigned Revenues").

            Amoco shall remit to Hondo within five (5) days of receipt of the Assigned Revenues the lesser of an amount equal to Hondo's share of Ecopetrol's Tier 1 Pipeline operating expenses and El Centro gas processing fee, or the Assigned Revenues. Any remaining Assigned Revenues will be applied to cover Hondo's share of all current operating expenses under the New Operating Agreement ("JOA") dated August 9, 1993, in order to continue the normal operations of the Opon Block in the Republic of Colombia during the term of this Agreement, and thereafter, to any other amounts owed by Hondo with respect to prior operating expenses incurred by Amoco under the JOA. In the event that there are any amounts of the Assigned Revenues left, after all amounts due by Hondo under the JOA are paid, such amounts shall be remitted to Hondo immediately. For purposes of this Agreement, the tariff shall be deemed to be US $0.25 per MCF.

            It is understood and agreed that Hondo shall continue paying its share of Ecopetrol's Tier 1 Pipeline operating expenses and El Centro gas processing fee during the Stand-Still Period.

            Hondo shall immediately notify Ecopetrol and Termo Santander, S.C.A., E.S.P. in writing in a form satisfactory to Amoco of the assignment of funds to Amoco. If any of the Assigned Revenues are received by Hondo, Hondo will within five (5) days of receipt of said Assigned Revenues pay same to Amoco;



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       (2)  Hondo shall  cast its affirmative  vote to approve  pursuant to  the
            JOA all prior years' operating budgets presented by Amoco as Operator of the Opon Block, included but not limited to the 1993, 1994, 1995, 1996 and 1997 budgets, in their entirety (as originally presented) during the next Operating Committee Meeting called for such purpose;

       (3) Hondo represents and warrants hereby that Lonrho is the largest and most significant creditor of Hondo and that Hondo owes $112,518,068 to Lonrho as of March 31, 1998;

       (4) Lonrho hereby agrees to a one hundred and fifty (150) day Stand-Still Agreement with respect to the foregoing amount owed by Hondo, and agrees to be bound by the terms of this Agreement. Lonrho further agrees, represents and warrants that it will not do anything, directly or indirectly, in detriment of Hondo or that would cause Hondo to file bankruptcy under the United States Bankruptcy Code or the bankruptcy laws of any other jurisdiction or to contest the validity and enforceability of the provisions contained herein and shall be estopped from so doing. Amoco shall have a claim and remedies under this Agreement against Lonrho if a bankruptcy petition under the Bankruptcy Code is filed within the one hundred and fifty (150) day Stand-Still Period, as a result of Lonrho's breach of its undertaking under this paragraph. Without limiting the generality of the foregoing, in the event of a breach of this undertaking, Amoco shall be entitled to obtain seek money damages, void agreements, avoid transfers or seek any other remedy provided under the law;

       (5) In consideration of the above Amoco agrees that during the Stand-Still Period Amoco will:

                 (a)  defer its right to cash call or invoice Hondo; and
                 (b) defer its right to exercise its default provisions under the terms of the New Operating Agreement dated August 9, 1993.

            It is accepted, agreed and understood that the foregoing Amoco's obligations shall automatically terminate in the event of any breach by any Party (other than Amoco) of any of their obligations under this Agreement;

       (6) It is not the intention of the Parties nor shall this Agreement be construed as modifying, changing or superseding any of the provisions contained in all prior agreements entered into by Amoco and Hondo related to the Opon block in Colombia. In particular, this Agreement does not modify, change or supersede any of the provisions of the Farmout and new Operating Agreements dated August 9, 1993, and the Funding Agreement dated May 5, 1995;

       (7) The Parties below represent and warrant that they have authority to enter into this Agreement on behalf of the Parties for which they sign;

       (8) This Agreement constitutes the entire agreement of the Parties concerning the matters addressed herein and supersedes any prior discussions or communications whether written or oral related to the subject matter hereof. This Agreement may only be amended or modified in a writing that is signed by all the Parties hereto;



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       (9)  This Agreement may  be signed in counterparts, which together  shall
            constitute  one  and  the  same  agreement.    Counterparts  may  be
            communicated by facsimile transmission and facsimiles and copies of such counterparts shall be enforceable and admissible as evidence of this Agreement;

       (10) This Agreement shall be interpreted according to the laws of the United States and the laws of the State of Texas, without consideration of conflicts of law principles. Any disputes hereunder shall be resolved in accordance with the following.:

                 (a) All disputes between two or more of the Parties in connection with this Agreement whether arising during its term or thereafter, shall be finally settled by arbitration under the auspices and rules of the American Arbitration Association to be held, unless otherwise agreed by the Parties, at Houston, Texas, U.S.A. The arbitration shall be initiated by any Party giving notice to the named respondent, with copies to the other Parties, that it elects to refer the dispute to arbitration, and that such Party (hereinafter referred to as the "First Party") has so notified the American Arbitration Association with the request that a panel of three arbitrators be appointed in accordance with Rule 13 to hear the dispute. Any Party not named in the notice who wishes to participate shall promptly so notify the American Arbitration Association and the other Parties so that it may participate in the procedure provided for in Rule 13 if it wishes.

                 (b) Judgment on the award rendered may be entered in any court having jurisdiction or application may be made for a judicial acceptance of the award and an order for enforcement, as the case may be. Neither the dispute nor any award may be referred to courts of law for further adjudication on the merits of the dispute.

                 (c) For the foregoing purposes, the Parties hereby consent to the jurisdiction of the American Arbitration Association and of the aforesaid tribunal, and agree that this Agreement may be furnished to the Association to confirm the agreement of the Parties.


       IN WITNESS HEREOF, this Agreement has been executed by the duly authorized representatives of the Parties as of this 8th 15th day of May, 1998.

       Amoco Colombia Petroleum Company
       By:  /s/ Alec Robinson
            -------------------------------------------

       Hondo Oil & Gas Company
       By:  /s/ John J. Hoey
            -------------------------------------------

       Hondo Magdalena Oil & Gas Limited
       By:  /s/ John J. Hoey
            -------------------------------------------

       Lonrho PLC.


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       By:  /s/ Nicholas J. Morrell
            -------------------------------------------

       Thamesedge, Ltd.
       By:  /s/ Nicholas J. Morrell
            ---------------------------------------------

       London Australian & General Property Company Limited

       By:  /s/ Nicholas J. Morrell
            ---------------------------------------------


















































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